Exhibit 5.2
Young Conaway Stargatt & Taylor, llp

Ben T. Castle	Craig D. Grear	The Brandywine Building	Ryan M. Bartley	Karen E. Keller
Sheldon N. Sandler	Timothy Jay Houseal	1000 West Street, 17th Floor	Donald J. Bowman, Jr.	Jennifer M. Kinkus
Richard A. Levine	Martin S. Lessner	Wilmington, Delaware 19801	Michele Sherretta Budicak	Sarabeth A. R. Kohut

Richard A. Zappa	Pauline K. Morgan	P.O. Box 391	Emily V. Burton	Evangelos Kostoulas
Richard H. Morse	C. Barr Flinn	Wilmington, Delaware 19899-0391	Erika R. Caesar	Pilar G. Kraman

DAvid C. Mcbride	Natalie Wolf	(302)571-6600	Jeffrey T. Castellano	John C. Kuffel
Joseph M. Nicholson	Lisa B. Goodman	(800)253-2234(Deonly)	Michael A. Cianci	Andrew A. Lundgren
Craig A. Karsnitz	John W. Shaw	Fax: (302) 571-1253	Douglas T. Coats	Jaime N. Luton
Barry M. Willoughby	James P. Hughes, Jr.		Kara Hammond Coyle	Adria B. Martinelli
Anthony G. Flynn	Edwin J. Harron		Kristen Salvatore Depalma	Kathaleen Mccormick
Jerome K. Grossman	Michael R. Nestor		Margaret M. Dibianca	Tammy L. Mercer
Eugene A. Diprinzio	Rolin P. Bissell		Justin P. Duda (Nyonly)	Maribeth L. Minella
Jamesl.Patton,Jr.	Scott A. Holt		Mary F. Dugan	Lauren E. Moak
Robert L. Thomas	John T. Dorsey		Erin Edwards	Michael S. Neiburg
William D. Johnston	M. Blakecleary		Kenneth J. Enos	Jennifer R. Noel
Timothy J. Snyder	Christian Douglas Wright		Kerrianne Marie Fay	Robert F. Poppiti, Jr.
Bruce L. Silverstein	Danielle Gibbs		Maris Finnegan	Nicholas J. Rohrer
William W. Bowser	John J. Paschetto	Georgetown, Delaware	William E. Gamgort	Andrew E. Russell
Larry J. Tarabicos	Norman M. Powell	Middletown, Delaware	Margaret Whiteman Greecher	Justin H. Rucki
Richard A. Diliberto, Jr.	Elena C. Norman	New York, New York	Sean T. Greecher	Cheryl A. Santaniello
Melanie K. Sharp	Edmon L. Morton		Frank Grese III	Morgan L. Seward
Cassandra F. Roberts	John E. Tracey		Megan C. Haney	Monte T. Squire
Richard J. A. Popper	Adam W. Poff	WWW.YOUNGCONAWAY.COM	A. David Hansen	Michael P. Stafford
Teresa A. Cheek	Sean M. Beach		Stephanie L. Hansen	Alexander D. Thaler
Neilli Mullen Walsh	Joseph M. Barry		James L. Higgins	Richard J. Thomas
Robert S. Brady	Sharon M. Zieg		Lauren Hudecki	James M. Yoch, JR.
Joel A. Waite	David R. Hurst		Patrick A. Jackson
Brent C. Shaffer	Timothy E. Lengkeek			Senior Counsel
Daniel P. Johnson	Matthew B. Lunn		Special Counsel	Curtis J. Crowther
Edward J. Kosmowski
			John D. Mclaughlin, Jr.	Of Counsel
			Karen L. Pascale	Bruce M. Stargatt
Stuart B. Young
Edward B. Maxwell, 2Nd
Josy W. Ingersoll
March 4, 2010
CNA Financial Corporation
333 S. Wabash Avenue
Chicago, Illinois 60604

Re:	CNA Financial Capital I CNA Financial Capital II CNA Financial Capital III
Ladies and Gentlemen:
     We have acted as Delaware counsel for CNA Financial Capital I, a Delaware statutory trust (“CNA I”), CNA Financial Capital II, a Delaware statutory trust (“CNA II”), and CNA Financial Capital III, a Delaware statutory trust (“CNA III” and together with CNA I and CNA II, collectively, the “Trusts” and, individually, a “Trust”), in connection with the matters set forth herein. This opinion is furnished to you at your request.
     In connection with the opinions set forth herein, our examination has been limited to a review of originals or copies of the following documents:
     (a) The Certificate of Trust of CNA I, dated December 23, 1998, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust, dated August 11, 2005, as filed with the Secretary of State on August 12, 2005, and a Certificate of Amendment to

Young Conaway Stargatt & Taylor, Llp CNA Financial Corporation March 4, 2010 Page 2
Certificate of Trust, dated March 18, 2009, as filed with the Secretary of State on March 18, 2009 (collectively, the “CNA I Certificate”);
     (b) The Amended and Restated Trust Agreement CNA I, dated as of August 12, 2005, and among CNA Financial Corporation, a Delaware corporation (“CNA Financial”), as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;
     (c) A Certificate of Good Standing for CNA I, dated March 2, 2010, obtained from the Secretary of State;
     (d) The Certificate of Trust of CNA II, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust, dated August 11, 2005, as filed with the Secretary of State on August 12, 2005, and a Certificate of Amendment to Certificate of Trust, dated March 18, 2009, as filed with the Secretary of State on March 18, 2009 (collectively, the “CNA II Certificate”);
     (e) The Amended and Restated Trust Agreement CNA II, dated as of August 12, 2005, and among CNA Financial Corporation, as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;
     (f) A Certificate of Good Standing for CNA II, dated March 2, 2010, obtained from the Secretary of State;
     (g) The Certificate of Trust of CNA III, dated December 23, 1998, as filed with the Secretary of State on December 23, 1998, as amended by a Certificate of Amendment to Certificate of Trust dated August 11, 2005, as filed with the Secretary of State on August 12, 2005 (together with the CNA I Certificate and the CNA II Certificate, collectively, the “Certificates”);
     (h) The Amended and Restated Trust Agreement CNA III, dated as of August 12, 2005, and among CNA Financial Corporation, as depositor, and J.P. Morgan Trust Company, National Association, a national banking association, Chase Bank USA, National Association, a national banking association, D. Craig Mense, and Dennis R. Hemme, as trustees;
     (i) A Certificate of Good Standing for CNA III, dated March 2, 2010, obtained from the Secretary of State;
     (j) Amendment No. 1 to Form S-3 Registration Statement (“Amendment No. 1”), relating to the preferred securities of each Trust representing preferred undivided beneficial interests in each Trust (each a “Preferred Security” and collectively, the “Preferred Securities”),

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to be filed by CNA Financial and the Trusts with the Securities and Exchange Commission on March 4, 2010;
     (k) A form of Second Amended and Restated Trust Agreement of CNA I, to be entered into among CNA Financial, as depositor, J.P. Morgan Trust Company, National Association, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA I (the “CNA I Trust Agreement”);
     (l) A form of Second Amended and Restated Trust Agreement of CNA II, to be entered into among CNA Financial, as depositor, J. P. Morgan Trust Company, National Association, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA II (the “CNA II Trust Agreement”); and
     (m) A form of Second Amended and Restated Trust Agreement of CNA III, to be entered into among CNA Financial, as depositor, J.P. Morgan Trust Company, National Association, as Property Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in CNA III (the “CNA III Trust Agreement” and together with the CNA I Trust Agreement and the CNA II Trust Agreement, collectively, the “Trust Agreements” and each, individually, a “Trust Agreement”).
     Initially capitalized terms herein used and not otherwise defined are used as defined in the Trust Agreements.
     For purposes of this opinion, we have not reviewed any documents other than the documents herein listed, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions herein stated. We have conducted no independent factual investigation of our own, but, rather, have relied solely upon the documents listed herein, the statements and information set forth in such documents, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) that each of the Trust Agreements has been executed by the parties thereto in the form presented to us, (ii) that each of the Trust Agreements constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including agreements with respect to the creation, operation and termination of the Trust, and that the Trust Agreements and the Certificates are in full force and effect and have not been amended, (iii) except to the extent provided in paragraph 1 below, the due creation or

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due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing that parties creation, organization, or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform that party’s obligations under, such documents, (vi) the due authorization, execution, and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Preferred Security is to be issued by a Trust (collectively, the “Preferred Security Holders”) of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the applicable Trust Agreement and Amendment No. 1, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Trust Agreement and Amendment No. 1. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
     This opinion is limited to the laws of the State of Delaware (specifically excluding the securities laws of the State of Delaware), and we have not considered, and express no opinion on, the laws of any other jurisdiction, including, without limitation, federal laws, rules, and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder that are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to all assumptions, qualifications, limitations and exceptions herein set forth, we are of the opinion that:
     1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.
     2. The Preferred Securities issued by each Trust will represent valid, fully paid, and nonassessable undivided beneficial interests in the assets of the Trust that issues such Preferred Securities.
     3. The Preferred Security Holders of each Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior

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written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.
Sincerely,
/s/ Young Conaway Stargatt & Taylor, LLP
CDG:kal